Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Kontoor Brands 401(k) Savings Plan
Greensboro, North Carolina
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-231627) of Kontoor Brands, Inc. of our report dated June 13, 2024, relating to the financial statements and supplemental schedules of Kontoor Brands 401(k) Savings Plan which appear in this Form 11-K for the year ended December 31, 2023.

/s/ BDO USA, P.C.
BDO USA, P.C.
Charlotte, North Carolina
June 13, 2024